EXHIBIT 24

RED HAT, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, in his or her capacity as a director or officer or both, of Red Hat, Inc. (the “Company”), does hereby designate, constitute and appoint Michael R. Cunningham and R. Brandon Asbill and each of them acting without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, with full power and authority to act in any and all capacities in connection with a registration statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 93,201 shares of the Common Stock, $0.0001 par value, of the Company including, without limiting the generality of the foregoing, to execute the Registration Statement on his or her behalf as a director or officer of the Company, or as an officer on behalf of the Company, and any or all amendments or supplements thereto, including any or all post-effective amendments, whether on Form S-8 or otherwise, and to file the same, with all exhibits thereto and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the Company to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney shall be effective as of December 7, 2010.

/s/Micheline Chau Micheline Chau	/s/Jeffrey J. Clarke Jeffrey J. Clarke

/s/Mark E. Cook Mark E. Cook	/s/Marye Anne Fox Marye Anne Fox

/s/Narendra K. Gupta Narendra K. Gupta	/s/William S. Kaiser William S. Kaiser

/s/Donald H. Livingstone Donald H. Livingstone	/s/Charles E. Peters, Jr. Charles E. Peters, Jr.

/s/Henry Hugh Shelton Henry Hugh Shelton	/s/James M. Whitehurst James M. Whitehurst